4.11

                                                                EXECUTION COPY


                                 CONFIRMATION

Date:              December 13, 2002

To:                Empresas Tolteca de Mexico, S.A. de C.V. (Counterparty)

Telecopy No.:      (528) 328 7162

Attention:         Rodrigo Trevino

From:              ABN Amro Special Corporate Services B.V. (Bank)

Telecopy No.:      +31-20-40 64611

Transaction Reference Number:  [____________]

The purpose of this communication is to set forth the terms and conditions of the above-referenced transaction entered into on the Trade Date specified below (the Transaction) between you and us. This communication constitutes a "Confirmation" as referred to in the Agreement specified below.

1.         Master Agreement

           This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of December 13, 1999 (as amended and supplemented from time to time, the Agreement), between you and us. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

2.         Incorporation of Terms

           Except as expressly set forth herein and except as the context otherwise requires, the terms of the Transaction (the First Transaction) described in the Confirmation dated December 13, 1999 (the First Confirmation) between Counterparty and Bank, as modified and supplemented and in effect immediately prior to the date hereof and immediately prior to the execution of Amendment No. 2 hereto, are hereby incorporated by reference, notwithstanding the fact that the First Transaction shall be terminated on or prior to the date hereof. In the event of any conflict between the terms of the First Confirmation and this Confirmation, this Confirmation shall prevail.

3.         Certain Terms

           The terms of the particular Transaction to which this Confirmation relates are as follows:

           Trade Date:                December 11, 2002


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           Effective Date:            December 13, 2002, which shall be the
                                      effective date under each of the Group
                                      Confirmations

           Termination Date:          December 12, 2003

           Notional Amount:           USD88,943,071.47

           Forward
           Payment Amount:            USD91,505,505.53 (subject to the "Early
                                      Termination by Counterparty" provision
                                      below).

           The paragraphs across from the captions "Cemex ADS Purchase Procedures" and "Valenciana Shares Purchase Procedures" in Paragraph 3 of the First Confirmation shall not apply except for purposes of providing definitions for terms used but not defined elsewhere in the First Confirmation.

4.         Additional Payments by Counterparty:

(a)        On the Effective Date, Counterparty shall pay to Bank
           USD40,803,687.24 as a partial prepayment of the Forward Payment Amount (the amount of such payment, the Initial Forward Payment Amount).

(b) On June 13, 2003 (the Intermediate Forward Payment Date), Counterparty shall make an Intermediate Forward Payment to Bank of the Intermediate Forward Payment Amount payable on the Intermediate Forward Payment Date.

5.         Conditions Precedent

           The obligations of the parties under this Confirmation shall be subject to the conditions precedent that

                (i) each "Participant" identified in the Calculation Agency and Interbank Agreement shall have executed and delivered a Confirmation (as described therein); and

                (ii) Bank shall have received:

                     (A) an opinion of Ritch, Heather y Mueller, S.C., as special Mexican counsel to Bank, in form and substance satisfactory to Bank, with respect to the matters addressed in the opinion delivered by such counsel in connection with the First Transaction; and

                     (B) an opinion of Freshfields Bruckhaus Deringer LLP, as special U.S. counsel to Bank, in form and substance satisfactory to Bank, with

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                           respect to the matters addressed in the opinion
                           delivered by such counsel in connection with the First Transaction.

6.         Representations and Agreements Annex:

           The Representations and Agreements Annex attached as Exhibit II to the First Confirmation is hereby incorporated into this Confirmation as if set forth in full herein, and the representations contained therein are representations for purposes of Section 3(d) of the Agreement.

7.         Definitions

           For purposes of this Confirmation, the following terms shall have the following meanings:

           Adjusted Forward Payment Amount means the USD amount as determined by the Calculation Agent according to the following formula:

                     PV of (a - b - c - d)

                     where

                     a = Forward Payment Amount
                     b = USD41,979,234.20 (FV1 of the Initial Forward Payment
                         Amount)
                     c = The FV2 of the Intermediate Forward Payment Amount d = Aggregate of all FV2 of the Advanced Forward Payment
                         Amount

           provided that, on and after the Termination Date, the "Adjusted Forward Payment Amount" will be the amount determined by the Calculation Agent to be equal to (a) the Forward Payment Amount less (b) USD41,979,234.20 less (c) the FV2 of the Intermediate Forward Payment Amount less (d) the Aggregate of all FV2 of the Advanced Forward Payment Amount

           Calculation Agency and Interbank Agreement means the Calculation Agency and Interbank Agreement dated as of December 13, 1999 between Empresas Tolteca de Mexico, S.A. de C.V., the Calculation Agent, and each of the banks or other financial institutions party thereto, as amended on December 13, 2002 and as further modified and supplemented and in effect from time to time.

           FV2 means, with respect to any Advanced Forward Payment Amount or Intermediate Forward Payment Amount, the value on the Termination Date that, when discounted to the date of payment of such amount (on a 30/360 basis compounded quarterly) at the Swap Rate, equals such Advanced Forward Payment Amount or such Intermediate Forward Payment Amount, as the case may be. As used in this definition, Swap Rate means, as of any date of payment referred to above, the fixed rate of interest (computed on a 30/360 basis)

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           equivalent, for the period from and including the date of payment of such amount to but excluding the Termination Date, to three-month USD-LIBOR-BBA plus 125 bps (computed on a 30/360 basis compounded quarterly) based upon the zero coupon swap curve in effect on the date of payment of such amount, as determined by the Calculation Agent in accordance with Section 3(b) of the Calculation Agency and Interbank Agreement.

           Intermediate Forward Payment Amount means, with respect to any Intermediate Forward Payment Date, the USD688,519.72 (the USD amount as determined by the Calculation Agent according to the following formula:

                     (Notional Amount - Initial Forward Payment
                     Amount)*((1+r/4)^2 - 1)

                     where

                     "r" = the fixed rate of interest (computed on a 30/360 basis) equivalent, for the period from and including the Effective Date to but excluding the Termination Date, to three-month USD LIBOR plus 125 bps (computed on a 30/360 basis compounded quarterly) based upon the zero coupon swap curve in effect on the Effective Date).

           Minimum Advanced Forward Payment Amount means USD1,238,000.00 (the USD amount equal to (i) 2.5% multiplied by (ii) the Forward Payment Amount minus the FV1 of the Initial Forward Payment Amount).

           PV means, with respect to any Valuation Date and any specified amount, the present value of such specified amount, discounted from the Termination Date to such Valuation Date at a discount rate per annum equal to the fixed rate of interest (computed on a 30/360 basis) equivalent, for the period from and including such Valuation Date to but excluding the Termination Date, to three-month USD LIBOR plus 125 bps (computed on a 30/360 basis compounded quarterly) based upon the zero coupon swap curve in effect on such Valuation Date.

           Valuation Dates means each of (i) December 20, 2002 and thereafter the last Business Day of each week up to and including December 12, 2003, (ii) any Early Termination Date, (iii) any Voluntary Early Termination Date and (iv) the Termination Date.

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8.         Agreement to Deliver Documents:

           For the purpose of Section 4(a)(ii) of the Agreement, each party agrees to deliver the following documents, as applicable:


      ---------------------- -------------------------------------- ------------------------------- --------------------------
                                                                                                     Covered by
      Party required to      Form/Document/                          Date by which to                Section 3(d)
      deliver document       Certificate                             be delivered                    Representation
      ---------------------- -------------------------------------- ------------------------------- --------------------------

      Bank and Counterparty  Evidence of the authority,             Upon the execution by such      Yes
                             incumbency and specimen signature of   party or any Credit Support
                             each person executing any document     Provider of this
                             upon behalf of such party or any       Confirmation, any Credit
                             Credit Support Provider of such        Support Document with respect
                             party (including, in the case of       to such party or any other
                             Counterparty and each Credit Support   documentation relating to the
                             Provider, notarized copies of the      Agreement or any such Credit
                             by-laws of and powers of attorney      Support Document
                             given by Counterparty or such
                             Credit Support Provider to its
                             officers, as the case may be)

      ---------------------- -------------------------------------- ------------------------------- --------------------------
      Counterparty           Evidence of the appointment of an      Upon the execution by such      Yes
                             agent of service of process for the    party or any Credit Support
                             Counterparty and each Credit Support   Provider of this
                             Provider (including copies of          Confirmation, any Credit
                             appointment and acceptance             Support Document with
                             letters and powers of attorney         respect to such party or
                             (executed in the presence of a         any other documentation
                             Mexican notary) granted by             relating to the
                             Counterparty and each Credit           Agreement or any such
                             Support Provider in favor              Credit Support Document
                             of  the process agent)


      ---------------------- -------------------------------------- ------------------------------- --------------------------
      Counterparty           The Amendment to the Credit Support    On or prior to the execution    Yes
                             Document with respect to such party    by such party of this
                             specified in Paragraph 9 of this       Confirmation
                             Confirmation

      ---------------------- -------------------------------------- ------------------------------- --------------------------
      Bank and Counterparty  The Amendment to the Calculation       On or prior to the execution    Yes
                             Agency and Interbank Agreement         of this Confirmation

      ---------------------- -------------------------------------- ------------------------------- --------------------------
      Counterparty           Opinion of internal legal counsel of   On the Effective Date           Yes
                             Counterparty and each of its Credit
                             Support Providers, in form and
                             substance satisfactory to Bank, with
                             respect to the matters addressed in
                             the opinion delivered by such
                             counsel in connection with the First
                             Transaction

      ---------------------- -------------------------------------- ------------------------------- --------------------------
      Counterparty           Opinion of Skadden, Arps, Slate,       On the Effective Date           No
                             Meagher & Flom LLP, as counsel to
                             Cemex, in form and substance
                             satisfactory to Bank, with respect
                             to the matters addressed in the
                             opinion delivered by such counsel in
                             connection with the First
                             Transaction


      ---------------------- -------------------------------------- ------------------------------- --------------------------
      Counterparty           Opinion of Skadden, Arps, Slate,       Not later than the tenth        Yes
                             Meagher & Flom LLP, as counsel to      Business Day immediately
                             Cemex, in form and substance           succeeding the effectiveness
                             satisfactory to Bank, certifying       of the Registration Statement
                             that the Registration Statement with
                             respect to the Cemex ADS is
                             effective and that no refusal or
                             stop order has been issued by the
                             United States Securities and
                             Exchange Commission

      ---------------------- -------------------------------------- ------------------------------- --------------------------
      Counterparty           Evidence of receipt of any necessary   On or prior to the execution    Yes
                             Mexican approvals by Counterparty      of this Confirmation
                             and each of its Credit Support
                             Providers
      ---------------------- -------------------------------------- ------------------------------- --------------------------


9.         Credit Support:

           For purposes of this Transaction only, each of Cemex and Cemex Mexico, S.A. de C.V. shall be a Credit Support Provider in relation to Counterparty, and the Guarantee, dated as of December 13, 1999 and amended as of December 13, 2002, made by the Credit Support Providers in favor of Bank shall be a Credit Support Document in relation to Counterparty.

10.        Representations:

           In connection with this Confirmation, the Transaction to which this Confirmation relates and any other documentation relating to the Agreement, each party to this Confirmation (and, with respect to Counterparty, Cemex) makes to the other party the representations and acknowledgements set forth in Paragraph 15 of the First Confirmation. In addition, each party to this Confirmation represents and warrants to the other party to this Confirmation that it is an "eligible contract participant" as such term is defined in Section 1a(12) of the U.S. Commodity Exchange Act.

Counterparty hereby agrees (a) to check this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing any other information requested herein and immediately returning an executed copy to Eelco Holst at +31-20-40 64611. Hard copies should be returned to Atrium Building, 7th floor, Strawinskylaan 3105, 1077 ZX Amsterdam, The Netherlands,
Attention: Eelco J. Holst (AV4000).

                                   Yours sincerely,

                                   ABN AMRO SPECIAL CORPORATE SERVICES B.V.


                                   By:  /s/ R. van Doorn
                                        -----------------------------------
                                        Name:   R. van Doorn
                                        Title:  Managing Director


                                   By:  /s/ R.H.I. de Jong
                                        ------------------------------------
                                        Name:   R.H.I. de Jong
                                        Title:  Managing Director

Confirmed as of the
date first above written:

EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V.


By:  /s/ Humberto Moreira
     ------------------------------------
     Name:   Humberto Moreira
     Title:  Attorney-in-fact


Acknowledged and Agreed solely for
purposes of Paragraphs 2, 6, 9 and 10:

CEMEX, S.A. DE C.V.


By:  /s/ Mario de la Garza
     ----------------------------------
     Name:   Mario de la Garza
     Title:   Attorney-in-fact


Acknowledged and Agreed solely for
purposes of Paragraph 9:

CEMEX MEXICO, S.A. de C.V.


By:  /s/ Victor Naranjo
     ---------------------------------
     Name:   Victor Naranjo
     Title:  Attorney-in-fact